Exhibit 99.1

PhenixFIN Corporation Announces Fiscal Fourth Quarter 2022 Financial Results

New York, NY, December 16, 2022 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal fourth quarter of 2022.

Highlights

●	Fourth quarter total investment income was $5.1 million; net investment income of $1.9 million

●	Net asset value (NAV) of $120.8 million, or $57.49 per share as of September 30, 2022, vs. $57.08 per share as of September 30, 2021

●	Secured a 3-year $50 million credit facility with Woodforest National Bank as lead lender (SOFR + 2.90%)

●	Notice of Redemption issued for the $22.5 million 6.125% unsecured notes due March 30, 2023

●	Repurchased 16.5% of shares outstanding in Fiscal Year 2022

●	Weighted average yield to maturity of 10.85% on yield-oriented investments

●	FlexFIN continues to grow with over $40 million allocated to the business

David Lorber, Chief Executive Officer of the Company, stated:

“We are pleased to announce the signing of a $50mm credit facility led by Woodforest National Bank which we believe further strengthens our balance sheet. With this increased liquidity we will be redeeming the $22.5 million 6.125% unsecured notes due March 30, 2023. This facility should also allow us to expand our investment activity to continue to grow. During the fourth quarter, the portfolio continued to perform given the market environment as we continued generating positive Net Investment Income driven by the deployment of cash balances, the rising interest rate environment, and the general stability in our portfolio. In addition, during our FY2022 we successfully took advantage of our trading discount to NAV through buying back 16.5% of our shares outstanding. Given the volatility of 2022, as we look forward, we are excited about opportunities in the markets to generate returns through both attractive yields and capital appreciation.”

The Company expects to hold an investor update call in early 2023. Details will be announced at a later date.

Selected Fourth Quarter 2022 Financial Results

For the quarter ended September 30, 2022, total investment income totaled $5.1 million, of which $5.0 million was attributable to portfolio interest and dividend income and $0.1 million was attributable to and other income.

For the quarter ended September 30, 2022, total net expenses were $3.2 million and total net investment income was $1.9 million.

For the quarter ended September 30, 2022, the Company recorded a net realized loss of $10.3 million, due to the sale of Path Medical, a legacy investment, and net unrealized loss of $3.7 million, due largely to market volatility in various investments.

Portfolio and Investment Activities

As of September 30, 2022, the fair value of the Company’s investment portfolio totaled $193.0 million and consisted of 44 portfolio companies.

As of September 30, 2022, the Company had 5 portfolio company investments on non-accrual status with a fair market value of $5.2 million.

Liquidity and Capital Resources

At September 30, 2022, the Company had $22.8 million in cash and cash equivalents and $57.5 million and $22.5 million outstanding in aggregate principal amount of its 5.25% unsecured notes due 2028 and 6.125% unsecured notes due 2023, respectively.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, increase investment activity, grow the Company, increase net investment income, reduce operating expenses, implement its investment objective, capitalize on investment opportunities, grow its net asset value and perform well in the prevailing market environment, FlexFIN’s ability to perform effectively and generate attractive returns and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Past performance is not a guarantee of future results. The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	September 30, 2022	September 30, 2021
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $147,378,917 and $92,214,167, respectively)	$122,616,275	$84,152,678
Affiliated investments (amortized cost of $30,585,884 and $75,963,427, respectively)	12,314,192	57,595,245
Controlled investments (amortized cost of $85,483,093 and $39,490,097, respectively)	58,026,182	9,891,860
Total Investments at fair value	192,956,649	151,639,783
Cash and cash equivalents	22,768,066	69,433,256
Receivables:
Fees receivable	-	1,872,700
Interest receivable	727,576	371,576
Prepaid share repurchase	489,156	-
Due from affiliates	271,962	-
Dividends receivable	269,330	81,211
Paydown receivable	112,500	292,015
Other receivable	36,992	-
Other assets	1,242,677	1,401,746
Total Assets	$218,874,908	$225,092,287

Liabilities:
Notes payable (net of debt issuance costs of $2,059,164 and $412,795, respectively)	$77,962,636	$77,434,005
Due to broker	16,550,000	1,586,000
Accounts payable and accrued expenses	2,040,277	1,416,524
Due to affiliate	-	280,323
Administrator expenses payable	74,911	67,920
Interest and fees payable	503,125	-
Deferred revenue	325,602	-
Other liabilities	572,949	613,534
Total Liabilities	98,029,500	81,398,306

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,102,129 and 2,517,221 common shares outstanding, respectively	2,102	2,517
Capital in excess of par value	675,401,802	688,866,642
Total distributable earnings (loss)	(554,558,496)	(545,175,178)
Total Net Assets	120,845,408	143,693,981
Total Liabilities and Net Assets	$218,874,908	$225,092,287

Net Asset Value Per Common Share	$57.49	$57.08

PHENIXFIN CORPORATION

Consolidated Statements of Operations

	For the Years Ended September 30
	2022	2021	2020

Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$5,207,850	$5,974,807	$9,137,394
Payment in-kind	444,741	609,964	863,744
Affiliated investments:
Cash	639,733	1,099,809	1,182,294
Payment in-kind	374,981	327,804	2,425,557
Controlled investments:
Cash	2,489,381	75,000	84,505
Payment in-kind	-	-	500,767
Total interest income	9,156,686	8,087,384	14,194,261
Dividend income	5,503,425	21,564,348	6,256,250
Interest from cash and cash equivalents	139,942	10,402	378,077
Fee income	420,279	2,566,519	692,988
Other income	323,828	78,204	-
Total Investment Income	15,544,160	32,306,857	21,521,576

Expenses:
Base management fees	-	1,146,403	6,358,750
Interest and financing expenses	5,113,105	5,800,100	14,935,017
Salaries and benefits	2,952,106	1,993,277	-
General and administrative expenses	1,103,125	1,012,147	3,285,259
Directors fees	712,000	1,039,717	1,451,077
Insurance expenses	590,178	1,619,536	1,463,391
Administrator expenses	301,281	612,983	2,226,831
Professional fees, net	1,340,828	559,975	(4,768,050)
Expenses before expense support reimbursement	12,112,623	13,784,138	24,952,275
Expense support reimbursement	-	-	(710,294)
Total expenses net of expense support reimbursement	12,112,623	13,784,138	24,241,981
Net Investment Income (Loss)	3,431,537	18,522,719	(2,720,405)

Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	810,240	7,747,672	(9,973,416)
Affiliated investments	4,408,961	(10,088,405)	(928,990)
Controlled investments	1,850	(40,144,795)	(39,076,425)
Total net realized gains (losses)	5,221,051	(42,485,528)	(49,978,831)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(16,701,153)	(5,022,484)	9,898,237
Affiliated investments	96,490	(10,342,450)	2,648,353
Controlled investments	2,141,326	40,728,006	(23,178,993)
Total net change in unrealized gains (losses)	(14,463,337)	25,363,072	(10,632,403)
Loss on extinguishment of debt	(296,197)	(122,355)	(2,481,374)
Total realized and unrealized gains (losses)	(9,538,483)	(17,244,811)	(63,092,608)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(6,106,946)	$1,277,908	$(65,813,013)

Weighted average basic and diluted earnings per common share	$(2.63)	$0.48	$(24.16)
Weighted average basic and diluted net investment income (loss) per common share	$1.48	$6.92	$(1.00)
Weighted average common shares outstanding - basic and diluted	2,323,601	2,677,891	2,723,709
Dividends declared per common share	$0.12	$-	$-

4